Exhibit 99.2

Company Contact:	Investor Relations Contact:
Orient Paper, Inc.	CCG Investor Relations
Winston Yen, CFO	Crocker Coulson, President
Phone: 1-562-818-3817	Phone: 1-646-213-1915
Email: info@orientpaperinc.com	Email: crocker.coulson@ccgir.com

Orient Paper Declares Third Quarter 2012 Dividend of $0.0125 Per Share

■ Provides Update on Business Operations

BAODING, China, September 4, 2012 - Orient Paper, Inc. (ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in northern China, today announced that its Board of Directors declared another quarterly cash dividend of $0.0125 per share. The dividend is payable October 1, 2012 to shareholders of record as of the close of business of September 14, 2012.

"It is our commitment to maximize value for our shareholders and we are pleased to announce our second consecutive cash dividend," stated Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper. "While we are still evaluating our next expansion plan in a challenging local economy, our efforts to ensure effective cash flow management enables us to reward our shareholders with our profits in China,” added Mr. Liu.

On August 27, 2012, Orient Paper completed the installation of the new 75-tonne boiler, which is currently undergoing the government’s inspection process. The Company expects the launch of the new boiler in mid-September 2012 to enhance the performance of its new 360,000 tonnes corrugating medium paper production line and also improve productivity of its other legacy production lines.

“We hold a positive outlook on the long-term growth potential of China’s national economy and the regional development of Hebei province. However, we do not foresee any near term recovery in the demand for various paper commodities and average selling prices of paper products. We believe our strong financial position and improved production efficiency will help us meet the short term challenges,” concluded Mr. Liu.

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiary, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd. ("Baoding Shengde"), and Hebei Baoding Orient Paper Milling Co., Ltd ("HBOP"). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientpaperinc.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, future payments of quarterly dividends; anticipated revenues from the digital photo paper business segment; the actions and initiatives of current and potential competitors; the Company's ability to introduce new products; the Company's ability to implement the planned capacity expansion of corrugate medium paper; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

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